                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    [X]
Filed by a Party other than the Registrant                                     [
]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Confidential, for Use of the Commission only (as permitted by Rule
    14a-6(e)(2))

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     CHARLES RIVER ASSOCIATES INCORPORATED
          ------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
          ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount previously paid:

   2) Form, Schedule or Registration Statement no.:

   3) Filing Party:

   4) Date Filed:

                                     *****

[CHARLES RIVER LOGO]

                     CHARLES RIVER ASSOCIATES INCORPORATED

      NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 2, 1999

     Charles River Associates Incorporated hereby gives notice that it will hold a special meeting of stockholders in lieu of the annual meeting of stockholders at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th floor, Boston, Massachusetts on Wednesday, June 2, 1999, beginning at 10:00 A.M., local time, for the following purposes:

     1.  To consider and vote upon the election of three Class I directors;

     2. To approve the 1998 Incentive and Nonqualified Stock Option Plan, as amended;

     3. To ratify the appointment by the board of directors of Ernst & Young LLP as CRA's independent public accountants for the current fiscal year; and

     4. To transact such further business as may properly come before the special meeting or any adjournment thereof.

     The board of directors has fixed the close of business on Wednesday, April 28, 1999, as the record date for the determination of the stockholders of CRA entitled to receive notice of, and to vote at, the special meeting and any adjournment thereof. Only stockholders of record on April 28, 1999 are entitled to receive notice of, and to vote at, the special meeting or any adjournment thereof.

                                          By order of the board of directors,

                                          Peter M. Rosenblum
                                          Clerk

Boston, Massachusetts
May 5, 1999

                             YOUR VOTE IS IMPORTANT

         PLEASE SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU
                      PLAN TO ATTEND THE SPECIAL MEETING.

                     CHARLES RIVER ASSOCIATES INCORPORATED
                              200 CLARENDON STREET
                          BOSTON, MASSACHUSETTS 02116
                                 (617) 425-3000

                                PROXY STATEMENT

           SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 2, 1999

     This proxy statement relates to the 1999 special meeting of stockholders in lieu of the annual meeting of stockholders of Charles River Associates Incorporated. The special meeting will take place as follows:

        DATE:   June 2, 1999

        TIME:   10:00 A.M.

        PLACE:  Foley, Hoag & Eliot LLP
                One Post Office Square
                16th Floor
                Boston, Massachusetts

     CRA's board of directors is soliciting proxies for the special meeting and any and all adjournments of the special meeting. The shares represented by a properly signed proxy will be voted in accordance with the stockholder's directions. If the stockholder does not specify a choice with respect to a proposal for which the board of directors has made a recommendation, the shares covered by any signed proxy will be voted as recommended in this proxy statement. CRA encourages stockholders to vote on all matters to be considered. Any stockholder may revoke his proxy at any time before it has been exercised.

     CRA is mailing this proxy statement and the enclosed form of proxy to stockholders on or about May 5, 1999.

PURPOSE OF THE SPECIAL MEETING

     At the special meeting, CRA will submit the following three proposals to the stockholders:

        PROPOSAL ONE:   To elect three Class I directors, each for a three-year
                        term;

        PROPOSAL TWO:   To approve CRA's 1998 Incentive and Nonqualified Stock
                        Option Plan, as amended;

        PROPOSAL THREE:  To ratify the appointment of CRA's independent public accountants.

     The board of directors does not intend to present to the special meeting any business other than the proposals listed in this proxy statement, and the board of directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business which properly may be presented for action at the special meeting. If any other business should come before the special meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

RECORD DATE

     The board of directors of CRA has fixed the close of business on Wednesday, April 28, 1999, as the record date for the special meeting. Only stockholders of record on that date are entitled to receive notice of the special meeting and to vote at the special meeting. At the close of business on the record date, there were issued and outstanding 8,468,544 shares of CRA's common stock. Each share of common stock outstanding on the record date will be entitled to cast one vote.

QUORUM

     CRA's By-Laws provide that a quorum shall consist of a majority in interest of all shares of common stock issued, outstanding and entitled to vote at the special meeting. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the special meeting for purposes of determining the existence of a quorum at the special meeting. In general, votes withheld from any nominee for election as director, abstentions (if applicable) and broker "non-votes" (if applicable) are counted as present or represented for purposes of determining the existence of a quorum at the special meeting. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

TABULATION OF VOTES

     A plurality of the votes properly cast at the special meeting will be necessary to elect each of the Class I directors (Proposal One). A majority of the votes properly cast at the special meeting will be necessary to approve CRA's 1998 Incentive and Nonqualified Stock Option Plan, as amended (Proposal
Two), and to ratify the appointment of CRA's independent accountants (Proposal Three). Abstentions, votes withheld from director-nominees, and broker "non-votes" will not be included in calculating the number of votes cast on such proposals.

     CRA's transfer agent, Boston EquiServe, will tabulate the votes at the special meeting. Boston EquiServe will tabulate separately the vote on each matter submitted to stockholders.

SOLICITATION OF PROXIES

     No compensation will be paid by any person in connection with the solicitation of proxies. CRA will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of the common stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and certain employees of CRA. CRA expects that the expense of any such special solicitation will be nominal. CRA will pay all expenses incurred in connection with this solicitation.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     Proposal One concerns the election of three directors.

     CRA's board of directors currently consists of eight directors and is divided into three classes as nearly equal in size as practicable. The three classes are referred to as Class I, Class II and Class III. Directors serve for a term of three years and until their successors are duly elected and qualified.

     The board of directors has nominated each of William B. Burnett, Rowland T. Moriarty and Steven C. Salop to serve as a Class I director for a three-year term. Each of the nominees currently serves as a Class I director of CRA. The term of each Class I director will expire at the special meeting. The stockholders elected Mr. Burnett and Dr. Moriarty as directors at the annual meeting of stockholders in April 1998, and the board of directors designated Mr. Burnett and Dr. Moriarty as Class I directors on April 23, 1998. The board of directors elected Dr. Salop as a Class I director on September 14, 1998 to fill a vacancy on the board of directors.

     Mr. Burnett, Dr. Moriarty and Dr. Salop have each agreed to serve if elected, and CRA has no reason to believe that any of them will be unable to serve. If any of Mr. Burnett, Dr. Moriarty and Dr. Salop is unable or declines to serve as a Class I director at the time of the special meeting, proxies will be voted for such other nominee as is then designated by the board.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MR. BURNETT, DR. MORIARTY AND DR. SALOP AS CLASS I DIRECTORS.

                        EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS AND DIRECTORS

     CRA's executive officers and directors are as follows:

NAME                                         AGE                    POSITION
----                                         ---                    --------
Franklin M. Fisher(1)(2)...................  64    Chairman of the Board
Rowland T. Moriarty(1)(2)(3)...............  52    Vice Chairman of the Board
James C. Burrows...........................  55    President, Chief Executive Officer and
                                                     Director
Laurel E. Morrison.........................  48    Chief Financial Officer, Vice President,
                                                     Finance and Administration, and Treasurer
William B. Burnett(2)......................  50    Vice President and Director
Firoze E. Katrak(3)........................  47    Vice President and Director
Carl Kaysen(1)(3)..........................  79    Director
Garth Saloner..............................  44    Director
Steven C. Salop............................  52    Director

---------------
 (1) Member of the compensation committee
 (2) Member of the governance committee
 (3) Member of the audit committee

     FRANKLIN M. FISHER has served as an outside expert and a director of CRA since 1967. Since April 1997, Dr. Fisher has served as Chairman of the board of directors. Dr. Fisher has been a professor of economics at the Massachusetts Institute of Technology since 1965, and the president and sole employee of FMF, Inc., an economic consulting firm, since 1980. Dr. Fisher is also a director of the National Bureau of Economic Research. He received his Ph.D. in economics from Harvard University in 1960.

     ROWLAND T. MORIARTY has served as a director of CRA since 1986 and as Vice Chairman of the board of directors since December 1992. Dr. Moriarty is also Chairman of the board of managers and a member of NeuCo LLC, a subsidiary of CRA. Dr. Moriarty has served as Chairman and Chief Executive Officer of Cubex Inc., an international marketing consulting firm, since 1992. Dr. Moriarty was a professor at the Harvard Business School from 1981 to 1992, where he received his D.B.A. in Marketing in 1980. He is a director of Staples, Inc. and Trammell Crow Corporation.

     JAMES C. BURROWS joined CRA in 1967 and has served as its President and Chief Executive Officer since March 1995 and as a director since April 1993. Dr. Burrows has also served as a manager of NeuCo LLC since June 1997. Since December 1992, Dr. Burrows has directed CRA's legal and regulatory consulting practice. From 1971 to March 1995, Dr. Burrows served as a Vice President of CRA and from June 1987 to December 1992 also directed CRA's economic litigation program. Dr. Burrows received his Ph.D. in economics from the Massachusetts Institute of Technology in 1970.

     LAUREL E. MORRISON has served as Chief Financial Officer, Vice President of Finance and Administration, and Treasurer of CRA since December 1996 and as a manager of NeuCo LLC since January 1999. Ms. Morrison served as Controller of CRA from May 1993 until December 1996. Ms. Morrison previously served as Controller of MicroMentor, Inc., a software company, from November 1992 to May 1993. Ms. Morrison is a certified public accountant.

     WILLIAM B. BURNETT joined CRA as Vice President in 1988 and has served as a director since June 1994. From 1982 to 1988, Mr. Burnett served as a Vice President of Glassman-Oliver Economic Consultants, Inc., a consulting firm. Prior to joining Glassman-Oliver, Mr. Burnett served in the Bureau of Economics at the Federal Trade Commission from 1976 to 1982. Mr. Burnett received his M.A. in economics from Cornell University in 1975.

     FIROZE E. KATRAK has served as Vice President of CRA since 1986 and as a director of CRA since April 1993. Since June 1987, he has served as head of CRA's materials and manufacturing consulting practice. Dr. Katrak received his Ph.D. in materials engineering from the Massachusetts Institute of Technology in 1978 and has been an employee of CRA since that time.

     CARL KAYSEN has served as a director of CRA since 1986. From December 1992 until April 1997, Dr. Kaysen served as Chairman of the board of directors. Since 1990, Dr. Kaysen has been professor emeritus of political economy in the School of Humanities and Social Science at the Massachusetts Institute of Technology. Dr. Kaysen received his Ph.D. in economics from Harvard University in 1954.

     GARTH SALONER has served as a director of CRA since December 1998. Dr. Saloner has served as Robert A. Magowan Professor of Strategic Management and Economics at the Graduate School of Business at Stanford University since September 1992. He also served as Associate Dean for Academic Affairs and Director of Research and Curriculum Development at the Stanford business school from July 1993 to August 1996. Before joining the faculty at Stanford in 1990, Dr. Saloner taught at the Massachusetts Institute of Technology and the Sloan School of Management at MIT. Dr. Saloner received his Ph.D. in economics, business and public policy from Stanford University. He also earned an M.B.A. from the University of the Witwatersrand. Dr. Saloner is a director of Brilliant Digital Entertainment, Inc. and QRS Corporation.

     STEVEN C. SALOP has served as a director of CRA since September 1998. Dr. Salop has been Professor of Economics and Law at the Georgetown University Law Center since August 1982. Dr. Salop previously served on the board of directors from June 1993 to April 1998. Dr. Salop received his Ph.D. in economics from Yale University in 1972.

     The board of directors is divided into three classes, one class of which is elected each year at the annual meeting of stockholders to hold office for a term of three years. Mr. Burnett, Dr. Moriarty and Dr. Salop serve as Class I directors; their terms of office expire in 1999. Drs. Katrak, Kaysen and Saloner serve as Class II directors; their terms of office expire in 2000. Drs. Fisher and Burrows serve as Class III directors; their terms of office expire in 2001. Each director also continues to serve as a director until his successor is duly elected and qualified. Executive officers of CRA are elected by and serve at the discretion of the board of directors.

     There are no family relationships among the directors and executive officers of CRA.

COMMITTEES AND MEETINGS OF THE BOARD

     During the fiscal year ended November 28, 1998 ("fiscal 1998"), the Board met seven times and acted by unanimous written consent 12 times. No incumbent director attended fewer than 75% of the total number of meetings held by the board and committees of the board on which he served.

     The board of directors has a compensation committee, an audit committee and a governance committee. The compensation committee, currently composed of Drs. Fisher, Kaysen and Moriarty, provides recommendations to the board of directors concerning salaries and incentive compensation for employees of and consultants to CRA. The compensation committee met three times during fiscal 1998. The audit committee, currently composed of Drs. Katrak, Kaysen and Moriarty, reviews the scope and results of the audit and other services provided by CRA's independent public accountants. The audit committee met once during fiscal 1998. The governance committee, currently composed of Mr. Burnett, Dr. Fisher and Dr. Moriarty, nominates persons to serve as directors of CRA. The governance committee may consider nominees recommended by stockholders, but has established no formal procedures for stockholders to follow to submit such recommendations. The governance committee met twice during fiscal 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee currently consists of Drs. Fisher, Kaysen and Moriarty. Dr. Moriarty is Chairman of the board of managers and a member of NeuCo LLC, a subsidiary of CRA. For information concerning a stock restriction agreement to which Drs. Fisher, Kaysen and Moriarty are parties as well as certain payments by CRA to Drs. Fisher and Moriarty, see "Certain Transactions."

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

     CRA pays its non-employee directors an annual fee of $13,000 for their services as directors, plus $2,000 for each regular board meeting attended and $1,000 for each special board meeting attended. Directors who are also employees of CRA do not receive separate fees for their services as directors. See "Certain Transactions" for information concerning consulting fees paid by CRA to certain directors for their services as outside experts to CRA.

     Under CRA's 1998 Incentive and Nonqualified Stock Option Plan, each "outside director" who is re-elected as a director of CRA or whose term continues after the annual meeting of stockholders will on the date of the annual meeting receive a nonqualified option to purchase 5,000 shares of common stock at an exercise price equal to the fair market value of the common stock on that date. Each option will vest in full on the first anniversary of the date of grant and, if the stockholders approve Proposal Two, will have a term of ten years. If the stockholders do not approve Proposal Two, each such option will have a term of five years. Each person who is first elected an outside director of CRA will receive on the date of his election a nonqualified option to purchase 10,000 shares of common stock at an exercise price equal to the fair market value of the common stock on that date. Each option will vest in three equal annual installments, commencing on the first anniversary of the date of grant and, if the stockholders approve Proposal Two, will have a term of ten years. If the stockholders do not approve Proposal Two, each such option will have a term of five years. Under the terms of the stock option plan, an "outside director" is a director who (a) is not an employee of CRA or any parent or subsidiary of CRA and (b) is not a consultant who provides economic consulting services to or in conjunction with CRA or any parent or subsidiary of CRA. Currently, the outside directors of CRA are Drs. Moriarty, Kaysen and Saloner. In accordance with the terms of CRA's stock option plan, in connection with CRA's annual meeting of stockholders in April 1998, each of Drs. Moriarty and Kaysen received a nonqualified option to purchase 5,000 shares of common stock at an exercise price of $18.50 per share. On his election to the board in December 1998, Dr. Saloner received a nonqualified option to purchase 10,000 shares at an exercise price of $24.75 per share.

EXECUTIVE COMPENSATION

     Compensation Summary. The following table sets forth certain information concerning the compensation earned by CRA's Chief Executive Officer and other executive officers for services rendered in all capacities to CRA for the fiscal years ended November 29, 1997 and November 28, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                  ANNUAL COMPENSATION             -------------
                                         --------------------------------------      AWARDS
                                                                      OTHER       -------------
                                                                      ANNUAL       SECURITIES      ALL OTHER
                                                                     COMPEN-       UNDERLYING       COMPEN-
NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)(1)   SATION($)(2)   OPTIONS(#)(3)   SATION($)(4)
---------------------------       ----   ---------   -----------   ------------   -------------   ------------
James C. Burrows................  1998   $285,000     $800,000          --               --         $17,779
  President and Chief Executive   1997    285,000      615,000          --               --          22,371
  Officer
Laurel E. Morrison..............  1998    125,000      175,000          --           12,000          16,164
  Chief Financial Officer, Vice   1997    100,000      105,000          --               --          20,519
  President, Finance and
  Administration, and Treasurer
Firoze E. Katrak................  1998    232,500      500,000          --               --          16,739
  Vice President                  1997    220,000      300,000          --               --          21,331
William B. Burnett..............  1998    262,300      875,000          --            3,500          18,184
  Vice President                  1997    220,000      490,000          --               --          22,776

---------------
(1) For fiscal 1997, includes supplemental compensation bonuses of $115,000, $5,000, $100,000 and $65,000 for Dr. Burrows, Ms. Morrison, Dr. Katrak and Mr. Burnett, respectively.

(2) Other annual compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of those perquisites and other personal benefits was less than $50,000 and constituted less than 10% of the executive officers' respective total annual salary and bonus.

(3) Represents shares of common stock issuable upon exercise of stock options granted under CRA's stock option plan.

(4) Represents contributions by CRA on behalf of the executive officer to CRA's Savings & Retirement Plan and Trust and premiums paid by CRA for term life insurance for the benefit of the executive officer.

     Option Grants in Last Fiscal Year. The following table sets forth for CRA's Chief Executive Officer and other executive officers certain information concerning stock options granted under CRA's stock option plan during the fiscal year ended November 28, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE
                       ------------------------------------------------------------------      VALUE AT ASSUMED
                         NUMBER OF                                                           ANNUAL RATE OF STOCK
                         SECURITIES     PERCENT OF TOTAL                                    PRICE APPRECLATION FOR
                         UNDERLYING     OPTIONS GRANTED    EXERCISE                             OPTION TERM(4)
                          OPTIONS       TO EMPLOYEES IN      PRICE                          -----------------------
NAME                   GRANTED(#)(1)     FISCAL YEAR(2)    ($/SH)(3)    EXPIRATION DATE       5%($)        10%($)
----                   --------------   ----------------   ---------   ------------------   ----------   ----------
James C. Burrows.....          --              --               --             --                  --           --
Laurel E. Morrison...      12,000             3.8%          $23.75     September 14, 2008    $179,280     $454,200
Firoze E. Katrak.....          --              --               --             --                  --           --
William B. Burnett...       3,500             1.1            23.75     September 14, 2008      52,290      132,475

---------------
(1) Represents shares of common stock issuable upon exercise of incentive options granted on September 14, 1998 under CRA's stock option plan. The option granted to Ms. Morrison vests in four equal annual installments, the first of which vests on September 14, 1999. The option granted to Mr. Burnett vested immediately upon grant.

(2) In fiscal 1998, CRA granted to employees options to purchase an aggregate of 316,500 shares of common stock under CRA's stock option plan.

(3) All options were granted at fair market value as determined by the board of directors on the date of grant.

(4) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the price of the common stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not represent CRA's estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings depend on the timing of the exercise of the option and the sale of the common stock, as well as the future performance of the common stock. The rates of appreciation assumed in this table may not be achieved and the officers may never receive the amounts reflected. This table does not take into account any appreciation in the price of the common stock from the date of grant to the current date. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.

     Fiscal Year-End Option Values. The following table sets forth certain information concerning stock options held at November 28, 1998 by CRA's Chief Executive Officer and other executive officers. No executive officer exercised any stock options in fiscal 1998.

                         FISCAL YEAR-END OPTION VALUES

                                   NUMBER OF SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                        UNEXERCISED OPTIONS AT                 IN-THE-MONEY OPTIONS
                                           FISCAL YEAR-END                   AT FISCAL YEAR-END($)(1)
                                  ----------------------------------    ----------------------------------
NAME                              EXERCISABLE(#)    UNEXERCISABLE(#)    EXERCISABLE($)    UNEXERCISABLE($)
----                              --------------    ----------------    --------------    ----------------
James C. Burrows................         --                  --              --                 --
Laurel E. Morrison..............         --              12,000              --                 --
Firoze E. Katrak................         --                  --              --                 --
William B. Burnett..............      3,500                  --              --                 --

---------------
(1) Value is based on $22.50 per share, the last sale price of the common stock on November 28, 1998, as reported on the Nasdaq National Market. On that date, the value of the common stock was less than the applicable exercise price of these options. Actual gains, if any, on exercise will depend on the value of the common stock on the date of the sale of the shares.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation committee established by the board of directors is currently composed of Drs. Fisher, Kaysen and Moriarty. The compensation committee has general responsibility for CRA's executive compensation policies and practices, including making specific recommendations to the board concerning salaries and incentive compensation for CRA's executive officers. The following report is made by Drs. Fisher, Kaysen and Moriarty, as the members of the compensation committee during fiscal 1998, and summarizes CRA's executive officer compensation policies for fiscal 1998.

  Compensation Objectives

     CRA's executive compensation programs are generally designed to relate a substantial part of executive compensation to improvements in CRA's financial performance and corresponding increases in stockholder value. Decisions concerning executive compensation are guided by the following underlying principles:

     - to establish incentives that will link executive officer compensation to CRA's financial performance and will motivate executives to attain CRA's annual financial targets; and

     - to provide a total compensation package which is competitive among companies offering consulting services and will assist CRA in attracting and retaining executives who will contribute to the long-term financial success of CRA.

     The Securities and Exchange Commission requires that this report comment upon the compensation committee's policy with respect to Section 162(m) of the Internal Revenue Code, which limits CRA's tax deduction with regard to compensation in excess of $1 million paid to the chief executive officer and the four most highly compensated officers (other than the chief executive officer) at the end of any fiscal year unless the compensation qualifies as "performance-based compensation." The compensation committee's policy with respect to Section 162(m) is to make every reasonable effort to cause compensation to be deductible by CRA while simultaneously providing executive officers of CRA with appropriate rewards for their performance.

     In fiscal 1998, the compensation committee gave bonuses to Mr. Burnett and Dr. Burrows that increased each officer's total compensation to more than $1 million and may not have qualified as performance-based compensation under
Section 162(m) were not certain exceptions to the Section 162(m) limitation applicable. Under certain transitional and grandfathering rules, however, CRA believes that the full amount of the compensation paid to Mr. Burnett and Dr. Burrows in fiscal 1998 will be deductible for federal income tax purposes.

  Executive Compensation Programs

     CRA's compensation package consists of three principal components: (1) salary; (2) bonuses tied to annual earnings performance; and (3) where appropriate to provide longer-term incentive to executive officers, stock options. CRA's executive officers are also eligible to participate in other employee benefit plans, including health and life insurance plans, a 401(k) retirement plan and a stock purchase plan, on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these plans.

     CRA's executive officer compensation policy emphasizes bonuses and stock options which align the interests of management with the stockholders' interest in the financial performance of CRA for the fiscal year and the longer term. Consistent with this approach, in fiscal 1998, a substantial part of cash compensation for all executives was tied to CRA's performance. In setting salaries, primary consideration was given to the executive officers' salaries for the previous fiscal year, with adjustments for certain officers in light of promotions within CRA, industry conditions, individual contributions, including individual contributions to the success of CRA's initial public offering, and the improved financial performance of CRA.

     In fiscal 1998, stock options were a component of CRA's approach to compensation for certain of its executive officers. The compensation committee recommended that CRA grant stock options to Mr. Burnett and Ms. Morrison in order to provide them additional long-term incentives to act in the best interests of CRA's stockholders. See "Option Grants in Last Fiscal Year." In determining the size of stock option grants recommended for executive officers, the compensation committee emphasized the seniority, responsibilities and performance of the executives. The compensation committee believes that stock options provide a significant incentive to executive officers to continue their employment with CRA and create long-term value for its stockholders.

  Chief Executive Officer Compensation

     Consistent with the overall executive officer compensation policy, CRA's approach to the Chief Executive Officer's compensation package in fiscal 1998 was to be competitive with comparable companies offering consulting services and to tie a large percentage of the Chief Executive Officer's total compensation package to CRA's performance. The compensation committee believes that this approach provides additional incentive to the Chief Executive Officer to achieve CRA's performance goals and enhance stockholder value.

     Salary for CRA's Chief Executive Officer was designed to give him assurance of a base level of compensation commensurate with his position and duration of employment with CRA and to be competitive with salaries for officers holding comparable positions with companies offering consulting services. Dr. Burrows served as Chief Executive Officer of CRA for all of fiscal 1998 and, together with other executive officers of CRA, managed CRA through its successful initial public offering.

                                          The Compensation Committee

                                               Franklin M. Fisher
                                               Carl Kaysen
                                               Rowland T. Moriarty

PERFORMANCE GRAPH

     The following graph compares the performance of CRA's cumulative stockholder return with that of the Nasdaq Stock Market Index for U.S. Companies, a broad market index, and a peer group of companies selected on a line-of-business basis. The peer group consists of Forrester Research, Inc., Hagler Bailly, Inc., The Metzler Group, Inc. and Superior Consultant Holdings Corporation. The cumulative stockholder returns for shares of CRA's common stock and for the market index and the peer group index are calculated assuming $100 was invested on April 24, 1998, the date on which CRA's common stock commenced trading on the Nasdaq National Market, and assuming shares of CRA's common stock were purchased at the initial public offering price of the common stock. CRA paid no cash dividends during the period shown. The performance of the market index and the peer group index is shown on a total return (dividends reinvested) basis.
                              [Performance Graph]

                                                                          VALUE OF INVESTMENT($)
                                                                          -----------------------
                                                                          4/24/98       11/28/98
                                                                          --------      ---------
           CRA........................................................      $100          $122
           Peer Group.................................................      $100          $108
           Nasdaq Stock Market (U.S.).................................      $100          $109

                              CERTAIN TRANSACTIONS

STOCK RESTRICTION AGREEMENT

     Each person who was a stockholder of CRA before CRA's initial public offering is subject to a stock restriction agreement with CRA. The stock restriction agreement prohibits each pre-IPO stockholder from selling or otherwise transferring shares of common stock held immediately before the IPO as follows: (a) until April 24, 2000, no pre-IPO stockholder may sell any of his pre-IPO stock, except that he may sell up to 15% of his pre-IPO stock in a public offering; (b) from April 24, 2000 until April 24, 2003, each pre-IPO stockholder will be able to sell up to an aggregate of 50% of his pre-IPO stock, less any shares previously sold in public offerings; (c) from April 24, 2003 to April 24, 2005, each pre-IPO stockholder will be able to sell up to an aggregate of an additional 20% of his pre-IPO stock; and (d) after April 24, 2005, each pre-IPO stockholder will be able to sell, in any 12-month period, an amount equal to the greater of (1) 10% of his pre-IPO stock or (2) one-third of the pre-IPO stock held by him on April 24, 2005. Upon the death or retirement for disability of any pre-IPO stockholder in accordance with CRA's policies, the foregoing restrictions will terminate with respect to his pre-IPO stock. The board of directors has the discretion to waive any of the restrictions imposed by the stock restriction agreement.

     Under the terms of the stock restriction agreement, if any pre-IPO stockholder leaves CRA other than for death or retirement for disability in accordance with CRA's policies, CRA will have certain rights to repurchase his pre-IPO stock as follows: (a) until April 24, 2000, CRA may repurchase up to 85% of his pre-IPO stock, (b) from April 24, 2000 to April 24, 2003, CRA may repurchase up to 50% of his pre-IPO stock, and (c) after April 24, 2003, CRA may repurchase all of the pre-IPO stock that the pre-IPO stockholder will not have already become entitled to sell. The purchase price will be equal to 70% of the fair market value of the repurchased stock (95% in the case of pre-IPO stockholders who retire after April 24, 2003), or, if the pre-IPO stockholder competes with CRA, 40% of fair market value. The purchase price will be payable in three equal annual installments. The stock restriction agreement will terminate on April 23, 2008 or earlier with the approval of the board of directors of CRA.

PAYMENTS TO AFFILIATED PARTIES

     CRA has made payments to Drs. Fisher and Salop, both directors of CRA, for their services as outside experts, including for consulting services to clients and for the generation of engagements for CRA. Dr. Salop also held more than five percent of the common stock of CRA outstanding as of April 28, 1999. In fiscal 1998 and fiscal 1999 (through March 19, 1999), CRA paid Dr. Fisher an aggregate of $158,936 and $178,581, respectively. In fiscal 1998 and fiscal 1999 (through March 19, 1999), CRA paid Dr. Salop an aggregate of $676,447 and $158,125, respectively. The foregoing amounts include payments made to companies wholly owned by each of the outside experts.

     In fiscal 1998, CRA paid Dr. Moriarty, a director of CRA, an aggregate of $95,000 for consulting services. In addition, CRA has made certain office space and support services available to Cubex Inc., a company wholly owned by Dr. Moriarty. The portion of CRA's expenses, including rent, labor costs and insurance, allocable to the resources made available to Cubex Inc., net of reimbursements, was $73,079 and $21,183 in fiscal 1998 and fiscal 1999 (through March 19, 1999), respectively.

SALE OF STOCK

     In August 1997, CRA sold 26,000 shares of common stock to Laurel E. Morrison, the Chief Financial Officer, Vice President, Finance and Administration, and Treasurer of CRA, at a purchase price of approximately $2.71 per share, which represented the fair market value per share at that time, as determined by CRA's board of directors. Ms. Morrison paid $24,000 at the time of purchase and the remainder in April 1998.

REPURCHASE OF STOCK

     In May 1995, CRA repurchased 59,800 shares of common stock from each of Dr. Fisher and Alan R. Willens, a former director of CRA, in each case for a purchase price equal to the sum of (a) $33,695, payable in three equal annual installments, (b) an amount, payable in five annual installments, equal to his pro rata portion of 25% of CRA's earnings before bonuses, supplemental compensation and amortization of goodwill for each of fiscal 1995, fiscal 1996, fiscal 1997, fiscal 1998 and fiscal 1999, of which CRA had paid $125,111 as of March 19, 1999, and (c) $2,020, paid in April 1996.

PAYMENTS TO LANDLORD

     In 1978, CRA entered into an office lease agreement with John Hancock Mutual Life Insurance Company for office space for CRA's headquarters. The lease has been amended on several occasions since that time to increase the space leased by CRA, to modify CRA's rental payments and to make other changes. Based solely on a Schedule 13G filed by John Hancock Mutual Life Insurance Company on January 22, 1999, CRA believes that on December 31, 1998, John Hancock Advisers, Inc., an investment adviser and an indirect, wholly owned subsidiary of John Hancock Mutual Life Insurance Company, purchased 555,200 shares of CRA's common stock from persons unrelated to CRA and thereby acquired more than five percent of CRA's outstanding common stock. John Hancock Advisers, Inc. purchased the shares on behalf of various portfolios, funds and accounts for which it acts as investment adviser. In fiscal 1998 and fiscal 1999 (through March 19, 1999), CRA's payments under the lease were $1,236,072 and $437,459, respectively.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At the close of business on April 28, 1999, there were issued and outstanding 8,468,544 shares of common stock entitled to cast 8,468,544 votes. On April 28, 1999, the closing price of the common stock as reported by the Nasdaq National Market was $22.00 per share.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of CRA's common stock as of April 28, 1999 by (a) each person known by CRA to be the beneficial owner of more than five percent of the common stock, (b) each of CRA's directors, (c) each of CRA's executive officers and (d) all directors and executive officers of CRA as a group.

                                                                SHARES BENEFICIALLY
                                                                     OWNED(1)
                                                              -----------------------
NAME                                                           NUMBER      PERCENT(2)
----                                                          ---------    ----------
James C. Burrows(3).........................................    624,603        7.4%
John Hancock Mutual Life Insurance Company(4)...............    555,200        6.6
Steven C. Salop(5)..........................................    533,000        6.3
Franklin M. Fisher..........................................    386,247        4.6
Rowland T. Moriarty(6)......................................    374,720        4.4
William B. Burnett(7).......................................    274,489        3.2
Firoze E. Katrak............................................    267,602        3.2
Carl Kaysen(8)..............................................     63,714       *
Laurel Morrison.............................................     26,000       *

                                                                SHARES BENEFICIALLY
                                                                     OWNED(1)
                                                              -----------------------
NAME                                                           NUMBER      PERCENT(2)
----                                                          ---------    ----------
Garth Saloner...............................................         --       *
All directors and executive officers as a group (9
  persons)(9)...............................................  2,550,375       30.1%

---------------
 *  Less than one percent.

(1) The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(2) The total number of shares of common stock outstanding as of April 28, 1999 was 8,468,544.

(3) Includes 4,347 shares subject to options exercisable within 60 days of April 28, 1999 and 130,000 shares held in trust for the benefit of Dr. Burrows and certain members of his immediate family. The address for Dr. Burrows is in care of CRA, 200 Clarendon Street, Boston, Massachusetts 02116.

(4) The number of shares beneficially owned by John Hancock Mutual Life Insurance Company ("JHMLIC") is based solely on information in a Schedule 13G filed on January 22, 1999 by JHMLIC, John Hancock Subsidiaries, Inc. ("JHS"), The Berkeley Financial Group, Inc. ("BFG") and John Hancock Advisers, Inc. ("JHA"). JHA has sole voting power and sole investment power with respect to 555,200 shares of common stock pursuant to advisory agreements with several funds. JHMLIC, JHS and BFG reported that they possess indirect beneficial ownership of shares beneficially owned by JHA because they are direct or indirect parents of JHA. The address for JHMLIC and JHS is John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117, and the address for BFG and JHA is 101 Huntington Avenue, Boston, Massachusetts 02199.

(5) Includes 187,200 shares held by Dr. Salop's wife as trustee of two trusts for the benefit of certain members of Dr. Salop's immediate family. The address for Dr. Salop is in care of CRA, Suite 700, 600 13th Street, N.W., Washington, D.C. 20005.

(6) Includes 5,000 shares subject to options exercisable within 60 days of April 28, 1999 and 99,574 shares held by Dr. Moriarty's wife as trustee of a trust for the benefit of Dr. Moriarty and certain members of his immediate family.

(7) Includes 3,500 shares subject to options exercisable within 60 days of April 28, 1999.

(8) Includes 5,000 shares subject to options exercisable within 60 days of April 28, 1999.

(9) See notes 3 and 5 through 8.

                                  PROPOSAL TWO

                         APPROVAL OF STOCK OPTION PLAN

     Proposal Two concerns the approval of CRA's 1998 Incentive and Nonqualified Stock Option Plan, as amended.

     In preparation for CRA's initial public offering, the board of directors adopted the stock option plan on February 20, 1998 and the stockholders approved the plan on April 9, 1998. In April 1999, the board of directors amended the plan to provide that options automatically granted under the plan to "outside directors" will have terms of ten years, rather than five years. See "Compensation of Directors and Executive Officers -- Director Compensation" for the definition of "outside director" and more information on CRA's automatic option grant program. CRA has made no other changes to the plan since CRA's initial public offering in April 1998.

     CRA is submitting the amended plan for stockholder approval for two reasons: (1) to enable CRA to deduct for federal income tax purposes the full amount of any compensation expense arising from the exercise of options granted under the plan and (2) to comply with the rules of the Nasdaq National Market. As a publicly held corporation, CRA is subject to Section 162(m) of the Internal Revenue Code, which prohibits CRA from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid in a given fiscal year to the chief executive officer and the four most highly compensated executive officers (other than the chief executive officer) at the end of that fiscal year. The $1 million limitation does not apply to "performance-based compensation." Under rules promulgated by the Internal Revenue Service, options granted under a stock option plan that has been approved by the stockholders of a publicly held corporation and that meets certain other criteria will qualify as "performance-based compensation" under Section 162(m).

     If the stockholders do not approve Proposal Two, the plan and all options previously granted under the plan will remain in effect, but CRA will be unable to grant options under the plan to CRA's chief executive officer and its four most highly compensated executive officers (other than the chief executive officer). A majority of the votes properly cast at the special meeting will be necessary to approve Proposal Two.

     In addition, the Marketplace Rules of the Nasdaq Stock Market require that CRA, as a Nasdaq National Market issuer, obtain stockholder approval of any material amendment to a stock option plan under which officers or directors of CRA may acquire stock of CRA. Because the board of directors has amended the stock option plan to extend the term of options automatically granted to outside directors from five to ten years, CRA is submitting the plan, as amended, for stockholder approval. If the stockholders do not approve Proposal Two, all options automatically granted to outside directors will have terms of five years, rather than ten years.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE CRA'S 1998 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN, AS AMENDED.

PURPOSE OF THE PLAN

     The plan is designed to provide additional incentive to executive officers, key employees and certain other individuals providing services to or acting as directors of CRA or any parent or subsidiary of CRA. CRA believes that the grant of stock options under the plan provides individuals with a long-term interest in the growth and success of CRA. CRA intends that the grant of incentive and nonqualified stock options provides such additional incentive by giving individuals the opportunity to acquire a proprietary interest, or increase their existing proprietary interest, in CRA through the acquisition of shares of common stock.

SUMMARY OF THE PLAN

     The full text of the plan, as amended, is printed as Appendix A and should be reviewed by the stockholders prior to voting. The following is a summary of the material features of the plan.

  General Information; Number of Shares Issuable

     The plan authorizes CRA to grant options to purchase up to an aggregate of 970,000 shares of common stock. Shares of common stock issued under the plan may be either authorized but unissued shares or treasury shares. The plan authorizes the grant of (1) options to purchase common stock intended to qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code ("incentive options"), and (2) the grant of options that do not so qualify ("nonqualified options"). At April 28, 1999, there were outstanding options to purchase an aggregate of 445,500 shares of common stock. CRA registered all of the shares issuable under the plan under the Securities Act of 1933 on a registration statement on Form S-8 on September 15, 1998.

     The last sale price of the common stock on April 28, 1999, as reported an the Nasdaq National Market, was $22.00.

  Administration of the Plan

     The plan is administered by the plan administrator, which consists of the board of directors or, if appointed by the board of directors, a committee consisting of at least two "disinterested directors," as defined in the plan. The plan is currently administered by the board of directors of CRA.

     Except as specifically reserved to the board of directors under the terms of the plan, the plan administrator has full and final authority to operate, manage and administer the plan on behalf of CRA. Action by the plan administrator requires the affirmative vote of a majority of all members of the plan administrator. The plan authorizes the plan administrator to construe and interpret the plan and the options granted under the plan, to establish, amend and revoke rules and regulations for the administration of the plan, to make changes to any outstanding option granted under the plan, and generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of CRA with respect to the plan.

     Except with respect to certain non-discretionary option grants to outside directors described below, the plan administrator selects the persons to whom options are granted and prescribes the terms, conditions, restrictions, if any, and provisions of each option (which need not be identical), subject to the provisions of the plan.

     As of April 28, 1999, eight directors and approximately 236 employees were eligible to participate in the plan.

  Incentive Options, Nonqualified Options, and Nonqualified Options for Outside Directors

     Incentive options under the plan may be granted only to officers and other employees of CRA or any parent or subsidiary of CRA. Nonqualified options may be granted to officers or other employees of CRA or any parent or subsidiary of CRA and to members of the board of directors and consultants or other persons who render services to CRA or any such parent or subsidiary (regardless of whether they are also employees). Options may be granted to outside directors only as specifically provided by the plan. No participant under the plan may be granted options with respect to more than 150,000 shares of common stock in any calendar year. Shares of common stock issuable under options that are forfeited, canceled or otherwise terminated shall continue to count against this limitation. No incentive option may extend for more than ten years from the date of grant (five years in the case of persons holding 10% or more of the total combined voting power of all classes of stock of CRA or any parent or subsidiary of CRA).

     The exercise price of incentive options granted under the plan may not be less than the fair market value of the common stock on the date of grant (or 110% of the fair market value in the case of persons holding 10% or more of the total combined voting power of all classes of stock of CRA or any parent or subsidiary of CRA). The exercise price of nonqualified options granted under the plan may not be less than 85% of the fair market value of the common stock on the date of grant. The aggregate fair market value (determined at the time of grant) of shares of common stock issuable pursuant to incentive options which first become exercisable by an employee in any calendar year may not exceed $100,000 (or such greater amount as may from time to time be permitted with respect to incentive options by the Internal Revenue Code or any other applicable law or regulation).

     Under the plan, each outside director who joins the board of directors on or after April 9, 1998 will automatically be granted, upon joining the board of directors, a nonqualified option to purchase 10,000 shares of common stock at an exercise price equal to the fair market value of the common stock (determined in accordance with the terms of the plan) on the date of grant, vesting in three equal annual installments cumulatively beginning on the first anniversary of the date of grant. In addition, each outside director who is re-elected by the stockholders of CRA at any meeting of stockholders and each outside director whose term of office does not expire at any annual meeting of stockholders or special meeting in lieu thereof and who remains an outside director after such meeting will automatically be granted, immediately following such meeting of stockholders, a nonqualified option to purchase 5,000 shares of common stock at an exercise price equal to the fair market value of the common stock (determined in accordance with the terms of the plan) on the date of grant, vesting in full on the first anniversary of the date of grant. The current outside directors are Drs. Kaysen, Moriarty and Saloner.

     The amendment to the plan approved by the board of directors in April 1999 and subject to stockholder approval provides that nonqualified options automatically granted to an outside director after such stockholder approval will have a term of ten years from the date of grant. To date, all nonqualified options granted to outside directors have terms of five years.

     The plan administrator may accelerate the time for exercise of all unexercised and unexpired options or cancel all outstanding options (provided that the option holder is given notice and has the right to exercise the option to the extent that it is then exercisable) in connection with a merger or consolidation in which the voting stock of CRA before the merger or consolidation does not represent more than 50% of the voting stock of CRA or the surviving company after such merger or consolidation, or a liquidation of CRA or a sale or other disposition of substantially all of the assets of CRA.

     Options are not transferable except by will or under the laws of descent and distribution, and during the holder's lifetime are exercisable only by the holder. Other than options granted to non-employees, options generally may not be exercised after the earliest to occur of (a) the expiration of the option,
(b) termination of the holder's employment with or performance of services for CRA by CRA, with or without cause, (c) voluntary termination by the holder of the holder's employment with or performance of services for CRA, (d) one year after the holder's death, if the holder's death occurs before the expiration of the option and before termination of the holder's employment with or performance of services for CRA, and (e) 90 days after the holder's retirement in good standing from CRA for reasons of age or disability, if the retirement occurs before the expiration of the option.

     The holder of an option may pay the purchase price for the shares subject to the option with (a) cash or a check in an amount equal to the exercise price for such shares, (b) with the consent of the plan administrator, shares of common stock that have been owned by the holder for more than six months or were not acquired from CRA and that have a fair market value not greater than the exercise price for such shares, (c) with the consent of the plan administrator, cash proceeds derived from the sale of a portion of the shares acquired upon exercise, (d) with the consent of the plan administrator, other consideration that is acceptable to the plan administrator and has a fair market value equal to the exercise price for such shares, or (e) with the consent of the plan administrator, any combination of the foregoing.

  Federal Income Tax Information with Respect to the Plan

     The grantee of a nonqualified option recognizes no income for federal income tax purposes on the grant of the option. On the exercise of a nonqualified option, the difference between the fair market value of the underlying shares of common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise. Such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares.

     The grantee of an incentive option recognizes no income for federal income tax purposes on the grant of the option. Except as described below with respect to the alternative minimum tax, there is no tax upon exercise of an incentive option. If the holder does not dispose of the shares acquired upon exercise of the incentive option within two years from the date of the grant of the incentive option or within one year after exercise of the incentive option, any gain realized by the option holder on the subsequent sale of such shares will be treated for federal income tax purposes as long-term capital gain. If the holder sells the shares before the expiration of such two-year and one-year periods (a "disqualifying disposition"), the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive option will be treated as compensation to the option holder taxable as ordinary income and the excess gain, if any, will be treated as capital gain (which will be long-term capital gain if the shares are held for more than 12 months). Currently, long-term capital gains are taxed at a maximum rate of 20% and short-term capital gains are taxed at a maximum rate of 39.6%. In taxable years beginning after December 31, 2000, the rate of tax applicable to long-term capital gains in certain circumstances may be reduced below 20% for property held for more than five years.

     The excess of the fair market value of the underlying shares of common stock over the exercise price at the time of exercise of an incentive option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against the taxpayer's regular tax liability in a later year; however, the alternative minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

     Generally, subject to certain limitations, CRA may deduct on its corporate income tax returns an amount equal to the amount recognized as ordinary income by the option holder in the year in which the option holder recognizes ordinary income upon (1) the exercise of a nonqualified option or (2) a disqualifying disposition of an incentive option.

     The plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is the plan qualified under Section 401(a) of the Internal Revenue Code.

  Amendments to the Plan

     The board of directors may modify, revise or terminate the plan at any time and from time to time, except that the board of directors must obtain the consent of the stockholders for any amendment that changes or increases the class of persons eligible to receive options or the aggregate number of shares issuable under the plan. In addition, the provisions of the plan relating to the issuance of options to outside directors may not be amended more than once every six months except to comply with changes in the Internal Revenue Code, the Employment Retirement Income Security Act of 1974 or the rules thereunder.

NEW PLAN BENEFITS

     Except for the non-discretionary, automatic option grants to outside directors described above, the grant of options under the plan is within the discretion of the plan administrator. Accordingly, CRA is unable to determine the dollar value and number of options that will be received by or allocated to any participant under the plan, except as described below.

     The following table sets forth certain information concerning options granted under the plan since its inception to (1) each executive officer, (2) each director-nominee, (3) all current executive officers, as a group, (4) all current directors who are not executive officers, as a group, and (5) all employees who are not executive officers, as a group. No person has received or is currently expected to receive five percent or more of the total number of options available for grant under the plan, and CRA is not aware that any associate of any executive officer, director or director-nominee has received options under the plan. Because the grant of options under the plan is discretionary, the persons and groups listed in the following table may receive additional options under the plan. Pursuant to the terms of the plan, no person may receive in any calendar year options to purchase more than 150,000 shares of common stock.

                            HISTORICAL OPTION GRANTS

               1998 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

                                                                  NUMBER OF
                                                                  SECURITIES
                                                                  UNDERLYING
NAME AND POSITION                                             OPTIONS GRANTED(#)
-----------------                                             ------------------
James C. Burrows............................................        10,000
  President, Chief Executive Officer and Director
Laurel E. Morrison..........................................        25,000
  Chief Financial Officer, Vice President of Finance and
     Administration, and Treasurer
William B. Burnett..........................................         3,500
  Vice President, Director and director-nominee
Firoze E. Katrak............................................            --
  Vice President and Director
Rowland T. Moriarty.........................................         5,000
  Director and director-nominee
Steven C. Salop.............................................            --
  Director and director-nominee
All current executive officers, as a group..................        38,500
All current directors who are not executive officers, as a
  group.....................................................        20,000
All employees who are not executive officers, as a group....       349,100

     As of April 28, 1999, there were outstanding options to purchase an aggregate of 445,500 shares of common stock under the plan, no shares of common stock had been purchased pursuant to the exercise of options granted under the plan, and there were 524,500 shares of common stock available for the future grant of options under the plan. As of April 28, 1999, the exercise prices and expiration dates of options outstanding under the plan ranged from $18.50 to $24.75 per share and from April 23, 2003 to March 12, 2009, respectively.

     If the stockholders do not approve Proposal Two, all options previously granted under the plan will remain outstanding, but CRA will be unable to grant options under the plan to CRA's chief executive officer and its four most highly compensated executive officers (other than the chief executive officer).

     The following table sets forth certain information concerning the benefits that CRA can determine will be received by (1) each executive officer, (2) all current executive officers, as a group, (3) all current directors who are not executive officers, as a group, and (4) all employees who are not executive officers, as a group. The information in the following table is limited to the annual non-discretionary, automatic option grants to outside directors. Except for the non-discretionary, automatic option grants to each outside director who joins the board of directors in the future, all other option grants are within the discretion of the plan administrator.

                               NEW PLAN BENEFITS

               1998 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

                                                                                       NUMBER OF
                                                                                 SECURITIES UNDERLYING
NAME AND POSITION                                           DOLLAR VALUE($)       OPTIONS GRANTED(#)
-----------------                                          ------------------    ---------------------
James C. Burrows.........................................         --                        --
  President, Chief Executive Officer and Director
Laurel E. Morrison.......................................         --                        --
  Chief Financial Officer, Vice President of Finance and
     Administration, and Treasurer
William B. Burnett.......................................         --                        --
  Vice President, Director and director-nominee
Firoze E. Katrak.........................................         --                        --
  Vice President and Director
All current executive officers, as a group...............         --                        --
All current directors who are not executive officers, as
  a group................................................         (1)                   15,000(2)
All employees who are not executive officers, as a
  group..................................................         --                        --

---------------
(1) CRA is unable to determine the dollar value of the options to be granted at this time. Each such option will be granted at an exercise price equal to the fair market value of the common stock on the date of grant.

(2) CRA currently has five directors who are not executive officers, three of whom are outside directors as defined in the plan. The amount shown in the table represents the aggregate number of shares of common stock issuable pursuant to nonqualified options that will be granted immediately after each annual meeting of stockholders to three outside directors, assuming CRA will have three outside directors who will be re-elected as directors of CRA at the annual meeting or whose term will continue after the annual meeting. The amount shown does not include 10,000 shares of common stock issuable pursuant to nonqualified options that will be granted to each outside director who joins the board of directors in the future.

                                 PROPOSAL THREE

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Proposal Three concerns the ratification of CRA's appointment of Ernst & Young LLP as its independent accountants.

     Although Massachusetts law does not require that the stockholders ratify the appointment by the board of directors of CRA's accountants each year, the board of directors believes it is appropriate to submit its selection to the stockholders for their approval and to abide by the result of the stockholders' vote. The board of directors recommends that the stockholders ratify the appointment of Ernst & Young LLP as independent accountants to audit the financial statements of CRA for the fiscal year ending November 27, 1999.

     Representatives of Ernst & Young LLP are expected to be present at the special meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING NOVEMBER 27, 1999.

                       CHANGE IN INDEPENDENT ACCOUNTANTS

     On January 29, 1998, the board of directors, upon the recommendation of the audit committee, authorized CRA to retain Ernst & Young LLP as its independent auditors and dismissed CRA's former independent auditors. The report of CRA's former independent auditors on the financial statements of CRA at November 30, 1996 and for each of the fiscal years in the two-year period ended November 30, 1996 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or application of accounting principles. During the fiscal years in the three-year period ended November 29, 1997 and the subsequent interim period up to and including the date of dismissal, CRA had no disagreements with its former independent auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure related to the financial statements on which the former independent auditors reported, which, if not resolved to the satisfaction of the former independent auditors, would have caused it to make reference to the subject matter of the disagreement in connection with its report. CRA did not consult with Ernst & Young LLP during fiscal 1996, fiscal 1997 or any subsequent period prior to retaining Ernst & Young LLP regarding the application of accounting principles to any transaction or the type of audit opinion that might be rendered on CRA's financial statements.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires CRA's officers and directors, and persons who own more than 10% of the common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. SEC regulations require officers, directors and greater-than-10% stockholders to furnish CRA with copies of all Section 16(a) forms they file.

     Based solely upon review of Forms 3 and 4 and amendments thereto furnished to CRA during fiscal 1998 and Forms 5 and amendments thereto furnished to CRA with respect to fiscal 1998, or written representations that Form 5 was not required for fiscal 1998, CRA believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner, with the exception of one late Form 3 by Dr. Salop and one late Form 3 by Dr. Saloner. After investigating these matters, CRA has concluded that the failures to file in a timely manner were inadvertent, and that none of the transactions gave rise to liability under
Section 16(b) of the Securities Exchange Act of 1934 for recapture of short-swing profits.

                              AMENDMENT TO BY-LAWS

     The board of directors, by unanimous written consent dated April 23, 1998, amended CRA's By-Laws to provide that CRA, as a corporation with a class of voting stock registered under the Securities Exchange Act of 1934, would be subject to the provisions of Section 50A of Chapter 156B of the Massachusetts General Laws. The board of directors amended Section 4.2 of the By-Laws to read in its entirety as set forth below:

    The Board of Directors, which shall be not less than three Directors, shall be composed of such number as shall be fixed from time to time by a vote of a majority of the entire Board of Directors; provided, however, that no decrease in the number comprising the entire Board of Directors made pursuant to this Section 4.2 shall shorten the term of any incumbent Director. The Board of Directors shall be divided into three classes, as nearly equal in number as possible. The Directors need not be Stockholders. At each annual meeting of Stockholders, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified or until their earlier resignation, death or removal; provided, that in the event of failure to hold such an annual meeting or to hold such election at such meeting, the election of Directors may be held at any special meeting of the Stockholders called for that purpose. Directors, except those appointed by the Board of Directors to fill vacancies, shall be elected by a plurality vote of the Stockholders, voting by ballot either in person or by proxy. As used in these By-Laws, the expression "entire
    Board of Directors" means the number of Directors in office at a particular time.

                           STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in CRA's proxy materials relating to its 2000 annual meeting of stockholders or special meeting in lieu thereof must be received by CRA at its Executive Offices no later than January 5, 2000 or, if the date of that meeting is more than 30 calendar days before or after June 2, 2000, a reasonable time before CRA begins to solicit proxies with respect to that meeting.

     In addition, CRA's By-Laws provide that a stockholder desiring to bring business before any meeting of stockholders or to nominate any person for election to the board of directors must give timely written notice to the Clerk of CRA of the business to be conducted in accordance with the procedural requirements set forth in Articles III or IV of CRA's By-Laws, as the case may be. In the case of a regularly scheduled annual meeting, such written notice must be delivered to or mailed and received at the principal Executive Offices of CRA not less than 60 days nor more than 90 days before the scheduled annual meeting, must describe the business desired to be brought before the meeting and must provide certain specific information about the stockholder, other supporters of the proposal, their stock ownership and their interest in the proposed business. In the case of a special meeting in lieu of an annual meeting held in 2000 before April 21, 2000, if CRA gives less than 70 days' notice or prior public disclosure of the date of that special meeting, then such notice must be delivered to or mailed and received at the principal Executive Offices of CRA not later than the close of business on the tenth day after the earlier of (1) the day on which CRA mailed notice of the date of the special meeting and
(2) the day on which CRA publicly disclosed the date of the special meeting. To bring an item of business before the 2000 annual meeting, a stockholder must deliver the requisite notice of such item to CRA after January 21, 2000 and before February 21, 2000.

                             AVAILABLE INFORMATION

     Stockholders of record on April 28, 1999 will receive a proxy statement and CRA's annual report to stockholders, which contains detailed financial information concerning CRA. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

                                                                      APPENDIX A

                     CHARLES RIVER ASSOCIATES INCORPORATED

               1998 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

SECTION 1.  PURPOSE

     This 1998 Incentive and Nonqualified Stock Option Plan (the "Plan") of Charles River Associates Incorporated (the "Company"), is designed to provide additional incentive to executives and other key employees of the Company, and any parent or subsidiary of the Company, and to certain other individuals providing services to or acting as directors of the Company or any such parent or subsidiary. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Stock Options") as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("Nonqualified Options") under the Plan which afford such executives, key employees or other individuals an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its Common Stock. The Company intends that Incentive Stock Options issued under the Plan will qualify as "incentive stock options" as defined in
Section 422 of the Code and the terms of the Plan shall be interpreted in accordance with this intention. As used in the Plan the terms "parent" and "subsidiary" shall have the respective meanings set forth in Section 424 of the Code.

SECTION 2.  ADMINISTRATION

     2.1 The Plan Administrator. The Plan shall be administered by the Plan Administrator (the "Plan Administrator"), which shall consist of the Board of Directors of the Company (the "Board") or, if appointed by the Board, a committee consisting of at least two "Disinterested Directors." As used herein, the term Disinterested Director means any director of the Company who (i) is not a current employee of the Company or a member of an "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliate"), (ii) is not a former employee of the Company or any Affiliate who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year (iii) has not been an officer of the Company or any Affiliate; and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director. If the Plan is not administered by the Board, none of the members of the Plan Administrator shall be an officer or other employee of the Company. It is the intention of the Company that the Plan, if not administered by the Board, shall be administered by a committee having two or more "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), but the authority and validity of any act taken or not taken by the Plan Administrator shall not be affected if any person administering the Plan is not a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, the Plan Administrator shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Plan Administrator shall require the affirmative vote of a majority of all members thereof.

     2.2 Powers of the Plan Administrator. Subject to the terms and conditions of the Plan, the Plan Administrator shall have the power:

          (a) To determine from time to time the persons eligible to receive options and the options to be granted to such persons under the Plan and to prescribe the terms, conditions, restrictions, if any, and provisions (which need not be identical) of each option granted under the Plan to such persons;

          (b) To construe and interpret the Plan and options granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Plan Administrator may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Plan Administrator in the exercise of this power shall be final and binding upon the Company and optionees;

          (c) To make, in its sole discretion, changes to any outstanding option granted under the Plan, including: (i) to reduce the exercise price, (ii) to accelerate the vesting schedule or (iii) to extend the expiration date; and

          (d) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

SECTION 3.  STOCK

     3.1 Stock to be Issued. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, without par value (the "Common Stock"), or shares of the Company's Common Stock held in treasury. The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 970,000 shares of Common Stock; provided, however, that the class and aggregate number of shares which may be subject to options granted under the Plan shall be subject to adjustment as provided in Section 8 hereof.

     3.2 Expiration, Cancellation or Termination of Option. Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan.

     3.3 Limitation on Grants. In no event may any Plan participant be granted options with respect to more than 150,000 shares of Common Stock in any calendar year. The number of shares of Common Stock issuable pursuant to an option granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an option is subsequently reduced, the transaction shall be deemed a cancellation of the original option and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

SECTION 4.  ELIGIBILITY

     4.1 Persons Eligible. Incentive Stock Options under the Plan may be granted only to officers and other employees of the Company or any parent or subsidiary of the Company. Nonqualified Options may be granted to officers or other employees of the Company or any parent or subsidiary of the Company, and to members of the Board and consultants or other persons who render services to the Company or any such parent or subsidiary (regardless of whether they are also employees), provided, however, that options may be granted to members of the Board who are neither employees of the Company or any such parent or subsidiary nor consultants who provide economic consulting services to or in conjunction with the Company or any such parent or subsidiary ("Outside Directors") only as provided in Section 4.4.

     4.2 Greater-Than-Ten-Percent Stockholders. Except as may otherwise be permitted by the Code or other applicable law or regulation, no Incentive Stock Option shall be granted to an individual who, at the time the option is granted, owns (including ownership attributed pursuant to Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (a "greater-than-ten-percent stockholder"), unless such Incentive Stock Option provides that (i) the purchase price per share shall not be less than one hundred ten percent of the fair market value of the Common Stock at the time such option is granted, and (ii) that such option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

     4.3 Maximum Aggregate Fair Market Value. The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under the Plan and any other plans of the Company or any parent or subsidiary for the issuance of incentive stock options) shall not exceed $100,000 (or such greater amount as may from time to time be permitted with respect to incentive stock options by the Code or any other applicable law or regulation). Any option granted in excess of the foregoing limitation shall be specifically designated as being a Nonqualified Option.

     4.4  Option Grants to Outside Directors.

          (a) Grant of Options Upon Election to Board. Each Outside Director joining the Board at or subsequent to the meeting of the Company's stockholders at which the Plan is approved (the "Approval Meeting") shall automatically be granted, upon such Outside Director so joining the Board, an initial Nonqualified Option to purchase 10,000 shares of Common Stock. Such Nonqualified Option shall vest and become exercisable in three equal annual installments cumulatively beginning on the first anniversary of the date of grant.

          (b) Grant of Options Upon Re-Election to Board or Continuation on the Board. Each Outside Director who shall be re-elected by the stockholders of the Company to the Board at or subsequent to the Approval Meeting shall automatically be granted, immediately following the meeting of stockholders at which such Outside Director shall be re-elected, a Nonqualified Option to purchase 5,000 shares of Common Stock. In addition, each Outside Director whose term of office shall not expire at any annual meeting of stockholders or special meeting in lieu thereof subsequent to the Approval Meeting and who shall remain an Outside Director after such meeting shall automatically be granted, immediately following such meeting, a Nonqualified Option to purchase 5,000 shares of Common Stock. Each Nonqualified Option described in this Section 4.4(b) shall vest and become exercisable in full on the first anniversary of the date of grant.

          (c) Purchase Price. The purchase price per share of Common Stock under each Nonqualified Option granted pursuant to this Section 4.4 shall be equal to the fair market value of the Common Stock on the date the Nonqualified Option is granted, such fair market value to be determined in accordance with the provisions of Section 6.3.

          (d) Expiration. Each Nonqualified Option granted to an Outside Director under this Section 4.4 shall expire on the fifth anniversary of the date of grant with respect to all Nonqualified Options so granted prior to the date of the approval of this Plan by the Company's stockholders in 1999 and the tenth anniversary of the date of grant with respect to all other Nonqualified Options so granted.

SECTION 5.  TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE

     5.1 Termination of Employment. Except as may be otherwise expressly provided herein, options shall terminate on the earlier of:

          (a)  the date of expiration thereof; or

          (b) immediately upon the termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) by the Company (or any such parent or subsidiary) for cause (as determined by the Company or such parent or subsidiary), without cause or voluntarily by the optionee;

provided, however, that Nonqualified Options granted to persons who are not employees of the Company (or any parent or subsidiary of the Company) need not, unless the Plan Administrator determines otherwise, be subject to the provisions set forth in clause (b) above.

     An employment relationship between the Company (or any parent or subsidiary of the Company) and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company (or any such parent or subsidiary). Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment relationship between the Company (or any parent or subsidiary of the Company) and the optionee shall be determined by the Plan Administrator at the time thereof.

     As used herein, "cause" shall mean (x) any material breach by the optionee of any agreement to which the optionee and the Company (or any parent or subsidiary of the Company) are both parties, (y) any act or omission to act by the optionee which may have a material and adverse effect on the business of the Company (or any such parent or subsidiary) or on the optionee's ability to perform services for the Company (or any such parent or subsidiary), including, without limitation, the commission of any crime (other than ordinary traffic violations), or (z) any material misconduct or material neglect of duties by the optionee in connection with the business or affairs of the Company (or any such parent or subsidiary) or any affiliate of the Company (or any such parent or subsidiary).

     5.2 Death or Retirement of Optionee. In the event of the death of the holder of an option that is subject to clause (b) of Section 5.1 above prior to termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or one year following the date of such death. After the death of the optionee, his executors, administrators or any person or persons to whom his option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to such termination, to exercise the option to the extent the optionee was entitled to exercise such option at the time of his death.

     If, before the date of the expiration of an option that is subject to clause (b) of Section 5.1 above, the optionee shall be retired in good standing from the Company for reasons of age or disability under the then established rules of the Company, the option shall terminate on the earlier of such date of expiration or ninety (90) days after the date of such retirement. In the event of such retirement, the optionee shall have the right prior to the termination of such option to exercise the option to the extent to which he was entitled to exercise such option immediately prior to such retirement.

SECTION 6.  TERMS OF THE OPTION AGREEMENTS

     Each option agreement shall be in writing and shall contain such terms, conditions, restrictions, if any, and provisions as the Plan Administrator shall from time to time deem appropriate. Such provisions or conditions may include, without limitation, restrictions on transfer, repurchase rights, or such other provisions as shall be determined by the Plan Administrator; provided, however, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

     6.1 Expiration of Option. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not, in the case of an Incentive Stock Option, be later than the tenth anniversary (fifth anniversary in the case of a greater-than-ten-percent stockholder) of the date on which the option was granted or as specified in Section 5 of this Plan.

     6.2 Exercise. Each option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the option may be exercised at a particular time and to such other conditions as the Plan Administrator in its discretion may specify upon granting the option.

     6.3 Purchase Price. The purchase price per share under each option shall be determined by the Plan Administrator at the time the option is granted; provided, however, that the option price of any Incentive Stock Option shall not, unless otherwise permitted by the Code or other applicable law or regulation, be less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of a greater-than-ten-percent stockholder) and the option price of any Nonqualified Option shall not be less than 85% of the fair market value of the Common Stock on the date the option is granted. For the purpose of the Plan the fair market value of the Common Stock shall be the closing price per share on the date of grant of the option as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq") National Market System or, if the Common Stock is not listed on the Nasdaq National Market System, the mean of the bid and asked prices per share on the date of grant of the option or, if the Common Stock is not traded over-the-counter, the fair market value as determined by the Plan Administrator.

     6.4 Transferability of Options. Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by the optionee.

     6.5 Rights of Optionees. No optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until the option shall have been exercised pursuant to the terms thereof, and the Company shall have issued and delivered certificates representing such shares to the optionee.

     6.6 Certain Rights of the Company. The Plan Administrator may in its discretion provide upon the grant of any option hereunder that the Company shall have an option to repurchase upon such terms and conditions as determined by the Plan Administrator all or any number of shares purchased upon exercise of such option or a right of first refusal in connection with subsequent transfer of any or all of such shares. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Plan Administrator at the time the option for the shares subject to repurchase is granted. In the event the Plan Administrator shall grant options subject to the Company's repurchase option or right of first refusal, the certificates representing the shares purchased pursuant to such option shall carry a legend satisfactory to counsel for the Company referring to the Company's repurchase option or right of first refusal.

     6.7 "Lockup" Agreement. The Plan Administrator may in its discretion specify upon granting an option that upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, the optionee shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the optionee will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of such option, without the prior written consent of the Company or such underwriters, as the case may be.

SECTION 7.  METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

     7.1 Method of Exercise. Any option granted under the Plan may be exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the "Notice"), accompanied by payment for such shares.

     7.2 Payment of Purchase Price. Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either by (i) cash or check equal to the option price for the number of shares specified in the Notice, or (ii) with the consent of the Plan Administrator, other shares of Common Stock which (a) either have been owned by the optionee for more than six
(6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (b) have a fair market value on the date of surrender not greater than the aggregate option price of the shares as to which such option shall be exercised, (iii) with the consent of the Plan Administrator, delivery of such documentation as the Plan Administrator and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the option price, (iv) with the consent of the Plan Administrator, such other consideration which is acceptable to the Plan Administrator and which has a fair market value equal to the option price of such shares, or (v) with the consent of the Plan Administrator, a combination of (i), (ii), (iii) or (iv). For the purpose of the preceding sentence, the fair market value per share of Common Stock so delivered to the Company shall be determined in the manner specified in Section 6.3. As promptly as practicable after receipt of the

Notice and accompanying payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

SECTION 8.  CHANGES IN COMPANY'S CAPITAL STRUCTURE

     8.1 Rights of Company. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     8.2 Recapitalizations, Stock Splits and Dividends. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then (i) the number, class, and price per share of shares of stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he would have received as a result of the event requiring the adjustment had he exercised his option in full immediately prior to such event; (ii) the number and class of shares with respect to which options may be granted under the Plan; and (iii) the number and class of shares set forth in Sections 3.3 and 4.4, shall be adjusted by substituting for the total number of shares of Common Stock then reserved for issuance under the Plan that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock immediately prior to the event requiring adjustment would own as the result of such event.

     8.3 Merger without Change of Control. After a merger of one or more corporations with or into the Company or after a consolidation of the Company and one or more corporations in which the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent (50%) of the voting power of the Company or the surviving or resulting corporation, as the case may be, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option to receive in lieu of the shares of Common Stock as to which such option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or Common Stock) to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such option shall be so exercised.

     8.4 Change of Control. If the Company is merged with or into or consolidated with another corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan, then in such event either:

          (a) subject to the provisions of clause (c) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of the shares of Common Stock as to which such option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or common stock) to which such holder would have been entitled pursuant to the terms of the merger, consolidation, liquidation, sale or disposition if, immediately prior to such event, such holder had been the holder of a number of shares of Common Stock equal to the number of shares as to which such option shall be so exercised;

          (b) the Plan Administrator may accelerate the time for exercise of some or all unexercised and unexpired options so that from and after a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Plan Administrator such accelerated options shall be exercisable in full; or

          (c) all outstanding options may be canceled by the Plan Administrator as of the effective date of any such merger, consolidation, liquidation, sale or disposition provided that (x) notice of such cancellation shall be given to each holder of an option and (y) each holder of an option shall have the right to exercise such option to the extent that the same is then exercisable or, if the Plan Administrator shall have accelerated the time for exercise of all unexercised and unexpired options, in full during the 10-day period preceding the effective date of such merger, consolidation, liquidation, sale or disposition.

     8.5 Adjustments to Common Stock Subject to Options. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

     8.6 Miscellaneous. Adjustments under this Section 8 shall be determined by the Plan Administrator, and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

SECTION 9.  GENERAL RESTRICTIONS

     9.1 Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

     9.2 Compliance with Securities Laws. The Company shall not be required to sell or issue any shares under any option if the issuance of such shares shall constitute a violation by the optionee or by the Company of any provision of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the "Act"), upon exercise of any option, the Company shall not be required to issue such shares unless the Plan Administrator has received evidence satisfactory to it to the effect that the holder of such option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Plan Administrator shall be final, binding and conclusive. In the event the shares issuable on exercise of an option are not registered under the Act, the Company may imprint upon any certificate representing shares so issued the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act and with applicable state securities laws:

         The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be pledged, hypothecated, sold or otherwise transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

     The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

     9.3 Employment Obligation. The granting of any option shall not impose upon the Company (or any parent or subsidiary of the Company) any obligation to employ or continue to employ any optionee; and the right of the Company (or any such parent or subsidiary) to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an option has been granted to him/her.

     9.4 Withholding Tax. Whenever under the Plan shares of Common Stock are to be delivered upon exercise of an option, the Company shall be entitled to require as a condition of delivery that the optionee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

SECTION 10.  AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors may modify, revise or terminate this Plan at any time and from time to time, except that (i) the class of persons eligible to receive options and the aggregate number of shares issuable pursuant to this Plan shall not be changed or increased, other than by operation of Section 8 hereof, without the consent of the stockholders of the Company and (ii) the provisions of Section 4.4 shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

SECTION 11.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 12.  EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall become effective upon its adoption by the Board of Directors. No option may be granted under the Plan after the tenth anniversary of the effective date. The Plan shall terminate (i) when the total amount of Common Stock with respect to which options may be granted shall have been issued upon the exercise of options or (ii) by action of the Board of Directors pursuant to Section 10 hereof, whichever shall first occur.

                                * * * * * * * *

                                                                      1753-PS-99

                                  DETACH HERE
--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   OF CHARLES RIVER ASSOCIATES INCORPORATED.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH PROPOSAL.


          [LOGO]        CHARLES RIVER ASSOCIATES INCORPORATED


      PROXY FOR SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 2, 1999

     The undersigned stockholder of Charles River Associates Incorporated ("CRA"), revoking all prior proxies, hereby appoints James C. Burrows and Laurel
E. Morrison, and each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of CRA which the undersigned is entitled to vote at the Special Meeting in Lieu of Annual Meeting of Stockholders of CRA, to be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th floor, Boston, Massachusetts, on Wednesday, June 2, 1999, at 10:00 a.m. local time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Special Meeting dated May 5, 1999 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournment or postponement thereof. Attendance of the undersigned at the Special Meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.


-----------                                                        -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                               SIDE
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
                                  DETACH HERE
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[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY OF THE PROPOSALS, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH PROPOSAL OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

1. Election of Class I Directors                   FOR     [ ]    WITHHELD  [ ]
   Nominees: William B. Burnett,                   ALL            FROM ALL
   Rowland T. Moriarty                           NOMINEES         NOMINEES
   and Steven C. Salop



[ ]______________________________________
   For all nominees except as noted above

                                                        FOR   AGAINST    ABSTAIN
2. To approve CRA's 1998 Incentive and Nonqualified     [ ]     [ ]         [ ]
   Stock Option Plan, as amended.


3. To ratify the appointment of Ernst & Young LLP       [ ]     [ ]         [ ]
   as CRA's independent accountants.



                           MARK HERE IF YOU PLAN TO ATTEND THE MEETING      [ ]

                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]


                           Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailed in the United States.

                           Please sign exactly as name(s) appear(s) on stock certificate. If shares are held as joint tenants, both should sign. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign in full partnership name by an authorized partner or other person. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature:_______________ Date:_______    Signature:_______________ Date:_______